Tenable Announces Fourth Quarter and Full Year 2021 Financial Results
•Added 562 new enterprise platform customers and 100 net new six-figure enterprise platform customers in the fourth quarter.
•Fourth quarter revenue of $149.0 million, up 26% year-over-year; Full year revenue of $541.1 million, up 23% year-over-year.
•Fourth quarter calculated current billings of $194.0 million, up 29% year-over year; Full year calculated current billings of $617.2 million, up 25% year-over-year.
•Full year net cash provided by operating activities of $96.8 million; Unlevered free cash flow of $95.2 million.
COLUMBIA, Maryland, February 1, 2022 — Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter and year ended December 31, 2021.
"Q4 capped a tremendous year for Tenable, and included accelerated year-over-year CCB growth of 29%,” said Amit Yoran, chairman and chief executive officer of Tenable. “In 2021, we dramatically expanded the types of connected assets that we assess to enable our customers to more fully measure and manage cyber risk, leveraging our unified platform, in the midst of escalating threats and cloud transformation."
Fourth Quarter 2021 Financial Highlights
•Revenue was $149.0 million, a 26% increase year-over-year.
•Calculated current billings was $194.0 million, a 29% increase year-over-year.
•GAAP loss from operations was $12.9 million, compared to a loss of $0.7 million in the fourth quarter of 2020.
•Non-GAAP income from operations was $11.9 million, compared to $15.4 million in the fourth quarter of 2020.
•GAAP net loss was $11.0 million, compared to a loss of $1.9 million in the fourth quarter of 2020.
•GAAP net loss per share was $0.10, compared to a loss per share of $0.02 in the fourth quarter of 2020.
•Non-GAAP net income was $5.9 million, compared to $14.4 million in the fourth quarter of 2020.
•Non-GAAP diluted earnings per share was $0.05, compared to $0.13 in the fourth quarter of 2020.
•Net cash provided by operating activities was $22.0 million, compared to $17.9 million in the fourth quarter of 2020.
•Unlevered free cash flow was $22.4 million, compared to $16.8 million in the fourth quarter of 2020.
Full Year 2021 Financial Highlights
•Revenue was $541.1 million, a 23% increase year-over-year.
•Calculated current billings was $617.2 million, a 25% increase year-over-year.
•GAAP loss from operations was $41.8 million, compared to a loss of $36.4 million in 2020.
•Non-GAAP income from operations was $51.0 million, compared to $25.8 million in 2020.
•GAAP net loss was $46.7 million, compared to a loss of $42.7 million in 2020.
•GAAP net loss per share was $0.44, compared to a loss per share of $0.42 in 2020.
•Non-GAAP net income was $38.9 million, compared to $20.8 million in 2020.
•Non-GAAP diluted earnings per share was $0.34, compared to $0.19 in 2020.
•Cash and cash equivalents and short-term investments were $512.3 million at December 31, 2021, which included $365.7 million of net proceeds from our credit facility, compared to $291.8 million at December 31, 2020.
•Net cash provided by operating activities was $96.8 million, compared to $64.2 million in 2020.
•Unlevered free cash flow was $95.2 million, compared to $44.3 million in 2020.
Fourth Quarter 2021 and Recent Business Highlights
•Added 562 new enterprise platform customers and 100 net new six-figure customers.

•Agreed to acquire Cymptom, a platform that proactively measures, maps and prioritizes all probable attack paths, enabling security teams to preemptively focus response ahead of and during breaches. The acquisition is expected to close in the first quarter of 2022.
•Launched Tenable.cs to help organizations protect the full cloud-native stack and are expanding that to include Container Security, Frictionless and Nessus Assessment for cloud workloads, Infrastructure as Code, Kubernetes Security, and Cloud Security Posture Management.
•Added Tenable.ot™ to the Continuous Diagnostics and Mitigation (CDM) Program Approved Product List, allowing federal agencies and departments to purchase Tenable.ot through the CDM Program.
•Named a Leader in Forrester’s report, “The Forrester Wave™: Industrial Control Systems (ICS) Security Solutions, Q4, 2021.” As one of only three leaders, Tenable received the highest possible scores (5.0) in seven criteria, including ICS Protocol Support, Vulnerability Risk Management for Operational Technology, Execution Roadmap, Innovation Roadmap, Planned Enhancements, Commercial Model and Product Security.
Financial Outlook
For the first quarter of 2022, we currently expect:
•Revenue in the range of $152.0 million to $154.0 million.
•Non-GAAP income from operations in the range of $10.0 million to $11.0 million.
•Non-GAAP net income in the range of $5.2 million to $6.2 million, assuming interest expense of $3.5 million and a provision for income taxes of $1.3 million.
•Non-GAAP diluted earnings per share in the range of $0.04 to $0.05.
•117.5 million diluted weighted average shares outstanding.
For the year ending December 31, 2022, we currently expect:
•Calculated current billings in the range of $750.0 million to $760.0 million.
•Revenue in the range of $662.0 million to $670.0 million.
•Non-GAAP income from operations in the range of $40.0 million to $45.0 million.
•Non-GAAP net income in the range of $18.2 million to $23.2 million, assuming interest expense of $14.0 million and a provision for income taxes of $8.0 million.
•Non-GAAP diluted earnings per share in the range of $0.15 to $0.19.
•119.5 million diluted weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call today, February 1, 2022, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Cyber Exposure company. Approximately 40,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 60 percent of the Fortune 500, approximately 40 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com

Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.

Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current and future financing needs.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the intercompany transfer of acquired intellectual property.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation and acquisition-related expenses.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$149,018	$118,082	$541,130	$440,221
Cost of revenue(1)	30,836	20,317	106,396	77,554
Gross profit	118,182	97,765	434,734	362,667
Operating expenses:
Sales and marketing(1)	77,485	55,934	270,158	224,277
Research and development(1)	30,718	24,418	116,432	101,687
General and administrative(1)	22,846	18,144	89,912	73,136
Total operating expenses	131,049	98,496	476,502	399,100
Loss from operations	(12,867)	(731)	(41,768)	(36,433)
Interest (expense) income, net	(3,347)	67	(6,896)	1,244
Other expense, net	(605)	(66)	(1,965)	(1,885)
Loss before income taxes	(16,819)	(730)	(50,629)	(37,074)
(Benefit) provision for income taxes	(5,774)	1,206	(3,952)	5,657
Net loss	$(11,045)	$(1,936)	$(46,677)	$(42,731)

Net loss per share, basic and diluted	$(0.10)	$(0.02)	$(0.44)	$(0.42)
Weighted-average shares used to compute net loss per share, basic and diluted	108,235	103,203	106,387	101,009
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$1,110	$755	$4,446	$3,158
Sales and marketing	7,908	5,165	29,410	19,842
Research and development	5,674	4,000	20,593	14,794
General and administrative	6,380	5,652	24,956	21,779
Total stock-based compensation	$21,072	$15,572	$79,405	$59,573

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in thousands, except per share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$278,000	$178,223
Short-term investments	234,292	113,623
Accounts receivable (net of allowance for doubtful accounts of $524 and $261 at December 31, 2021 and 2020, respectively)	136,601	115,342
Deferred commissions	40,311	32,143
Prepaid expenses and other current assets	60,234	44,462
Total current assets	749,438	483,793
Property and equipment, net	36,833	38,920
Deferred commissions (net of current portion)	59,638	46,733
Operating lease right-of-use assets	38,530	39,426
Acquired intangible assets, net	71,536	13,193
Goodwill	261,614	54,414
Other assets	31,230	14,110
Total assets	$1,248,819	$690,589

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$16,254	$5,731
Accrued compensation	54,051	35,509
Deferred revenue	407,498	328,819
Operating lease liabilities	2,320	3,815
Other current liabilities	3,759	1,028
Total current liabilities	483,882	374,902
Deferred revenue (net of current portion)	123,387	105,691
Term loan, net of issuance costs (net of current portion)	364,728	—
Operating lease liabilities (net of current portion)	55,046	54,529
Other liabilities	6,463	4,802
Total liabilities	1,033,506	539,924
Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized, 108,929 and 103,715 shares issued and outstanding at December 31, 2021 and 2020, respectively)	1,089	1,037
Additional paid-in capital	869,059	757,470
Accumulated other comprehensive (loss) income	(306)	10
Accumulated deficit	(654,529)	(607,852)
Total stockholders’ equity	215,313	150,665
Total liabilities and stockholders' equity	$1,248,819	$690,589

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(46,677)	$(42,731)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	(10,468)	161
Depreciation and amortization	16,170	10,633
Stock-based compensation	79,405	59,573
Other	3,915	1,071
Changes in operating assets and liabilities:
Accounts receivable	(17,228)	(20,012)
Prepaid expenses and other assets	(46,207)	(19,372)
Accounts payable, accrued expenses and accrued compensation	24,330	(5,282)
Deferred revenue	92,486	71,383
Other current and noncurrent liabilities	1,039	8,808
Net cash provided by operating activities	96,765	64,232

Cash flows from investing activities:
Purchases of property and equipment	(6,561)	(20,277)
Purchases of short-term investments	(282,438)	(184,516)
Sales and maturities of short-term investments	160,874	209,148
Purchase of other investments	(5,000)	—
Business combinations, net of cash acquired	(258,465)	(276)
Net cash (used in) provided by investing activities	(391,590)	4,079

Cash flows from financing activities:
Proceeds from term loan	375,000	—
Credit facility issuance costs	(9,348)	(333)
Proceeds from loan agreement	—	2,000
Proceeds from stock issued in connection with the employee stock purchase plan	13,736	13,040
Proceeds from the exercise of stock options	18,268	21,709
Other financing activities	(10)	(13)
Net cash provided by financing activities	397,646	36,403
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(3,013)	(916)
Net increase in cash and cash equivalents and restricted cash	99,808	103,798
Cash and cash equivalents and restricted cash at beginning of year	178,463	74,665
Cash and cash equivalents and restricted cash at end of year	$278,271	$178,463

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Subscription revenue	$132,298	$102,162	$476,023	$377,354
Perpetual license and maintenance revenue	12,612	12,548	50,333	50,594
Professional services and other revenue	4,108	3,372	14,774	12,273
Revenue(1)	$149,018	$118,082	$541,130	$440,221
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 95% of revenue in the three months and year ended December 31, 2021 and 94% of revenue in the three months and year ended December 31, 2020.

Calculated Current Billings	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Revenue	$149,018	$118,082	$541,130	$440,221
Deferred revenue (current), end of period	407,498	328,819	407,498	328,819
Deferred revenue (current), beginning of period(1)	(362,496)	(296,360)	(331,462)	(274,348)
Calculated current billings	$194,020	$150,541	$617,166	$494,692
_______________
(1)    Deferred revenue (current), beginning of period for the three months and year ended December 31, 2021 includes $0.2 million and $2.6 million, respectively, related to acquired deferred revenue at the acquisition date, which is not included in deferred revenue (current) at September 30, 2021 and December 31, 2020, respectively.

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$21,972	$17,934	$96,765	$64,232
Purchases of property and equipment	(2,792)	(1,204)	(6,561)	(20,277)
Free cash flow(1)	19,180	16,730	90,204	43,955
Cash paid for interest and other financing costs	3,214	81	4,978	335
Unlevered free cash flow(1)	$22,394	$16,811	$95,182	$44,290
________________
(1)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
Employee stock purchase plan activity	$4.4	$3.6	$(0.3)	$0.9
Acquisition-related expenses	(2.9)	—	(6.5)	(0.7)
Tax payment on intra-entity asset transfer	—	—	2.8	—
Proceeds from lease incentives	—	—	—	14.2
Capital expenditures related to new headquarters	—	(0.6)	(0.9)	(17.2)
Free cash flow and unlevered free cash flow for the three months and year ended December 31, 2021 were reduced by approximately $8 million due to prepayments of software subscription costs, insurance and rent, and were offset by the benefit of approximately $4 million and $15 million, respectively, from prepayments of similar items made in 2020. The 2020 prepayments reduced free cash flow and unlevered free cash flow by approximately $17 million for the three months and year ended December 31, 2020.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2021	2020	2021	2020
Loss from operations	$(12,867)	$(731)	$(41,768)	$(36,433)
Stock-based compensation	21,072	15,572	79,405	59,573
Acquisition-related expenses	931	—	6,901	339
Amortization of acquired intangible assets	2,743	578	6,447	2,314
Non-GAAP income from operations	$11,879	$15,419	$50,985	$25,793
Operating margin	(9)%	(1)%	(8)%	(8)%
Non-GAAP operating margin	8%	13%	9%	6%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Net loss	$(11,045)	$(1,936)	$(46,677)	$(42,731)
Stock-based compensation	21,072	15,572	79,405	59,573
Tax impact of stock-based compensation(1)	1,116	167	617	1,299
Acquisition-related expenses(2)	931	—	6,901	339
Amortization of acquired intangible assets(3)	2,743	578	6,447	2,314
Tax impact of acquisitions(4)	(8,877)	—	(10,560)	—
Tax impact of intra-entity asset transfer(5)	—	—	2,808	—
Non-GAAP net income	$5,940	$14,381	$38,941	$20,794

Net loss per share, diluted	$(0.10)	$(0.02)	$(0.44)	$(0.42)
Stock-based compensation	0.19	0.15	0.75	0.59
Tax impact of stock-based compensation(1)	0.01	—	0.01	0.01
Acquisition-related expenses(2)	0.01	—	0.06	—
Amortization of acquired intangible assets(3)	0.02	0.01	0.06	0.02
Tax impact of acquisitions(4)	(0.08)	—	(0.10)	—
Tax impact of intra-entity asset transfer(5)	—	—	0.03	—
Adjustment to diluted earnings per share(6)	—	(0.01)	(0.03)	(0.01)
Non-GAAP earnings per share, diluted	$0.05	$0.13	$0.34	$0.19

Weighted-average shares used to compute GAAP net loss per share, diluted	108,235	103,203	106,387	101,009

Weighted-average shares used to compute non-GAAP earnings per share, diluted	116,466	112,691	114,825	109,962
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses is not material.
(3)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(4)    The tax impact of acquisitions includes a reversal of the $7.9 million income tax benefit recognized for GAAP purposes in the three months and year ended December 31, 2021 related to the partial release of Tenable’s valuation allowance associated with the Accurics acquisition on October 1, 2021. In addition, the tax impact of acquisitions includes the reversal of $0.9 million and $2.6 million of deferred tax benefits in the three months and year ended December 31, 2021, respectively, related to the Alsid acquisition.
(5)    The tax impact of the intra-entity transfer is related to the internal restructuring of Indegy, resulting in a current tax payment based on the applicable Israeli tax rate.
(6)    An adjustment may be necessary to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2021	2020	2021	2020
Gross profit	$118,182	$97,765	$434,734	$362,667
Stock-based compensation	1,110	755	4,446	3,158
Amortization of acquired intangible assets	2,743	578	6,447	2,314
Non-GAAP gross profit	$122,035	$99,098	$445,627	$368,139
Gross margin	79%	83%	80%	82%
Non-GAAP gross margin	82%	84%	82%	84%

Non-GAAP Sales and Marketing Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2021	2020	2021	2020
Sales and marketing expense	$77,485	$55,934	$270,158	$224,277
Less: Stock-based compensation	7,908	5,165	29,410	19,842
Less: Acquisition-related expenses	119	—	119	—
Non-GAAP sales and marketing expense	$69,458	$50,769	$240,629	$204,435
Non-GAAP sales and marketing expense % of revenue	47%	43%	44%	46%

Non-GAAP Research and Development Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2021	2020	2021	2020
Research and development expense	$30,718	$24,418	$116,432	$101,687
Less: Stock-based compensation	5,674	4,000	20,593	14,794
Less: Acquisition-related expenses	139	—	139	—
Non-GAAP research and development expense	$24,905	$20,418	$95,700	$86,893
Non-GAAP research and development expense % of revenue	17%	17%	18%	20%

Non-GAAP General and Administrative Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2021	2020	2021	2020
General and administrative expense	$22,846	$18,144	$89,912	$73,136
Less: Stock-based compensation	6,380	5,652	24,956	21,779
Less: Acquisition-related expenses	673	—	6,643	339
Non-GAAP general and administrative expense	$15,793	$12,492	$58,313	$51,018
Non-GAAP general and administrative expense % of revenue	11%	11%	11%	12%

The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income and non-GAAP earnings per share are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ended March 31, 2022		Year Ended December 31, 2022
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(21.3)	$(20.3)	$(98.5)	$(93.5)
Forecasted stock-based compensation	27.0	27.0	126.0	126.0
Forecasted acquisition-related expenses	1.9	1.9	2.1	2.1
Forecasted amortization of acquired intangible assets(1)	2.4	2.4	10.4	10.4
Forecasted non-GAAP income from operations	$10.0	$11.0	$40.0	$45.0
________________
(1)    The forecasted amortization of acquired intangible assets assumes $4 million of acquired intangible assets from Cymptom that is estimated to be amortized over seven years. These assumptions are preliminary, as the purchase accounting for Cymptom is not complete. Any changes to the valuation of intangible assets would impact the forecasted amortization of acquired intangible assets.

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended March 31, 2022		Year Ended December 31, 2022
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(27.7)	$(26.7)	$(124.8)	$(119.8)
Forecasted stock-based compensation	27.0	27.0	126.0	126.0
Forecasted tax impact of stock-based compensation	1.2	1.2	3.0	3.0
Forecasted acquisition-related expenses	1.9	1.9	2.1	2.1
Forecasted tax impact of acquisitions	0.4	0.4	1.5	1.5
Forecasted amortization of acquired intangible assets(2)	2.4	2.4	10.4	10.4
Forecasted non-GAAP net income	$5.2	$6.2	$18.2	$23.2

Forecasted net loss per share, diluted(1)	$(0.25)	$(0.24)	$(1.12)	$(1.07)
Forecasted stock-based compensation	0.25	0.25	1.13	1.13
Forecasted tax impact of stock-based compensation	0.01	0.01	0.03	0.03
Forecasted acquisition-related expenses	0.02	0.02	0.02	0.02
Forecasted tax impact of acquisitions	—	—	0.01	0.01
Forecasted amortization of acquired intangible assets(2)	0.02	0.02	0.09	0.09
Adjustment to diluted earnings per share(3)	(0.01)	(0.01)	(0.01)	(0.02)
Forecasted non-GAAP earnings per share, diluted	$0.04	$0.05	$0.15	$0.19

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	110.0	110.0	111.5	111.5
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	117.5	117.5	119.5	119.5
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(1)    The forecasted GAAP net loss assumes a provision for income taxes of $2.9 million and $12.5 million in the three months ending March 31, 2022 and year ending December 31, 2022, respectively.
(2)    The forecasted amortization of acquired intangible assets assumes $4 million of acquired intangible assets from Cymptom that is estimated to be amortized over seven years. These assumptions are preliminary, as the purchase accounting for Cymptom is not complete. Any changes to the valuation of intangible assets would impact the forecasted amortization of acquired intangible assets and the tax impact of acquisitions.
(3)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.